UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2009

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2009, Kansas City Southern (the "Company"), its wholly-owned subsidiary, The Kansas City Southern Railway Company ("KCSR"), and certain subsidiaries of the Company that guarantee KCSR's 7 1/2% Senior Notes due 2009 (the "Notes") pursuant to the terms of the indenture governing the Notes (the "Indenture"), and U.S. Bank National Association, as trustee under the Indenture, entered into the Third Supplemental Indenture (the "Supplemental Indenture") to the Indenture.

The Supplemental Indenture amends the terms of the Indenture to, among other things, delete certain covenants that:

• restrict the ability of the Company, KCSR and certain of their affiliates to incur certain forms and amounts of indebtedness;

• restrict the ability of the Company, KCSR and certain of their affiliates to (i) declare or pay dividends to certain parties, (ii) purchase, redeem, retire or otherwise acquire for value capital stock held by certain parties and (iii) make certain investments, interest payments and other distributions;

• prohibit the Company, KCSR and certain of their affiliates from causing or permitting to exist restrictions on the ability of certain of their subsidiaries to pay dividends or indebtedness, make distributions or loans or transfer property or assets to the guarantors or their subsidiaries;

• prohibit the Company, KCSR and certain of their affiliates from disposing of assets or issuing or selling shares of capital stock of certain of their subsidiaries;

• restrict the ability of the Company, KCSR and certain of their affiliates to enter into, renew or extend any transaction with certain stockholders and affiliates;

• prohibit the Company, KCSR and certain of their affiliates from creating, incurring, assuming or suffering to exist certain liens;

• prohibit the Company, KCSR and certain of their affiliates from entering into sale-leaseback transactions;

• require KCSR to commence and consummate an offer to purchase the Notes upon a change in control;

• require the Company, KCSR and certain of their affiliates to pay taxes and other claims;

• require the Company to deliver compliance certificates to the trustee;

• require the Company to file reports with the Securities and Exchange Commission; and

• in connection with a defeasance, require the Company and KCSR to deliver certain legal opinions and allow a certain number of days to pass before such defeasance becomes effective.

The elimination or modification of the foregoing provisions permit the Company, KCSR and certain of their affiliates to take actions that could increase the credit risk faced by the holders of any remaining outstanding Notes (although KCSR remains subject to the restrictions and covenants set forth in its other outstanding indebtedness), adversely affect the market price of such Notes or otherwise be adverse to the interests of the holders of such remaining Notes.
The amendments do not relieve KCSR from its obligations to make scheduled payments of principal and accrued interest on the Notes that are outstanding in accordance with the terms of the Indenture.

The foregoing discussion is qualified in its entirety by the terms and conditions of the Supplemental Indenture, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information in Item 1.01 is incorporated herein by reference in response to this Item 3.03.

Item 8.01 Other Events.

On January 27, 2009, KCS issued a press release announcing the receipt of requisite consents and execution of the Supplemental Indenture as described herein. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit 10.1 Third Supplemental Indenture dated as of January 27, 2009 between The Kansas City Southern Railway Company, Kansas City Southern, Gateway Eastern Railway Company, Pabtex I, L.P., Pabtex GP, LLC, SIS Bulk Holding, Inc., Southern Development Company, Southern Industrial Services, Inc., and Trans-Serve, Inc., and U.S. Bank National Association, as Trustee.

Exhibit 99.1 Press Release issued by Kansas City Southern, dated January 27, 2009, entitled "KCS Announces Receipt of Requisite Consents and Execution of Supplemental Indenture."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

February 2, 2009	By:	/s/ Michael W. Upchurch

Name: Michael W. Upchurch
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Third Supplemental Indenture dated as of January 27, 2009 between The Kansas City Southern Railway Company, Kansas City Southern, Gateway Eastern Railway Company, Pabtex I, L.P., Pabtex GP, LLC, SIS Bulk Holding, Inc., Southern Development Company, Southern Industrial Services, Inc., and Trans-Serve, Inc., and U.S. Bank National Association, as Truste.
99.1	Press Release issued by Kansas City Southern, dated January 27, 2009, entitled "KCS Announces Receipt of Requisite Consents and Execution of Supplemental Indenture."